================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 DEFIANCE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 DEFIANCE, INC.
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: ............

(2) Aggregate number of securities to which transaction applies: ...............

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ...............................

(4) Proposed maximum aggregate value of transaction: ...........................

(5) Total fee paid: ............................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ....................................................

(2) Form, Schedule or Registration Statement No.: ..............................

(3) Filing Party: ..............................................................

(4) Date Filed: ................................................................

================================================================================

                                 DEFIANCE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 24, 1997

To Our Stockholders:

The Annual Meeting of Stockholders of Defiance, Inc. will be held at the Ohio Savings Plaza Amphitheater, 1801 East Ninth Street, Cleveland, Ohio on Friday, October 24, 1997 at 1:30 p.m. E.D.T. to:

        1. Elect three directors, each to serve for a term of three years, and

        2. Transact such other business as may properly come before the meeting.

Only those holders of Common Stock of record at the close of business on September 10, 1997 are entitled to notice of and to vote at the Annual Meeting.

                                              By order of the Board of
                                              Directors,

                                                  Michael J. Meier
                                                     Secretary

September 17, 1997

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. Please sign, date and return your proxy card in the return envelope provided as soon as possible. This will not prevent you from voting your shares in person if you are present at the Annual Meeting.

                                 DEFIANCE, INC.
                        1111 CHESTER AVENUE, SUITE #750
                             CLEVELAND, OHIO 44114

                       ----------------------------------
                                PROXY STATEMENT
                       ----------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                   FRIDAY, OCTOBER 24, 1997, 1:30 P.M. E.D.T.

The Board of Directors of Defiance, Inc. ("Defiance" or the "Company") furnishes this Proxy Statement in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders to be held on October 24, 1997 (the "Annual Meeting") and at any adjournment.

Each proxy will be voted as specified by the stockholder. Any properly signed proxy not specifying the contrary will be voted FOR the election of each nominee for director as named herein. A stockholder giving a proxy may revoke it by written notice to the Secretary of the Company at any time before it is voted or by voting in person at the meeting.

At the close of business on September 10, 1997, the record date for the Annual Meeting, there were outstanding and entitled to vote 6,417,063 shares of Common Stock, with a par value of five cents ($.05) per share (the "Common Stock"), of the Company. Holders of Common Stock are entitled to one vote for each share held by them. The Company has no other voting securities outstanding.

A copy of the Annual Report of the Company including financial statements and a description of its operations for the fiscal year ended June 30, 1997 ("fiscal 1997") is enclosed. The Company will also make available to any stockholder, without charge, a copy of its fiscal 1997 report on Form 10K, as filed with the Securities and Exchange Commission.

This Proxy Statement and accompanying form of Proxy are being mailed to stockholders on or about September 17, 1997.

                             ELECTION OF DIRECTORS

Under the Company's Certificate of Incorporation, the Board of Directors (the "Board") is divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. This year, three directors are to be elected for three-year terms. There are currently eight directors of the Company. Mr. Hector R. Ortino, whose term as director expires at this Annual Meeting, is not standing for re-election. This will reduce the number of directors of the Company to seven after the Annual Meeting. Unless otherwise specified, all duly executed proxies will be voted for the election of the nominees named below. All nominees have indicated their willingness to serve as directors, if elected, and the Company has no reason to believe they will be unable to serve. The persons designated as proxies, however, reserve full discretion to cast votes for other persons if any nominee, or any of the other directors whose terms are not expiring, is unable to serve. The three nominees receiving the greatest number of votes will be elected. Broker non-votes will be counted in determining a quorum, but will not otherwise be counted in determining the outcome of the election.

Information about the nominees for director and other directors whose term of office will continue after the Annual Meeting is set forth in the following paragraphs.

NOMINEES FOR TERMS EXPIRING IN 2000

JAMES E. HEIGHWAY
Age 51
Director since 1994, nominee for director

Mr. Heighway has been President and Chief Executive Officer of MJM Industries, Inc. since 1994. MJM Industries is a cable and electronic component assemblies firm, located in Fairport, Ohio. From 1985 until 1994 he served as President and Chief Executive Officer of Mueller Electric Company, Inc., a manufacturer of electronic test and instrumentation accessories located in Cleveland, Ohio. He is also a director of Continental Managed Pharmacy Services, Inc.

GEORGE H. LEWIS III
Age 60
Director since 1994, nominee for director

Mr. Lewis has been President, Chief Executive Officer and Chairman of the Board of Akron Porcelain & Plastics Company of Akron, Ohio since 1975, and has been employed there since 1959. Akron Porcelain & Plastics is a custom molder and assembler of ceramic and plastic components for the automotive, appliance and electrical distribution industries. He is also a director of Mercury Plastics Company in Middlefield, Ohio.

JOHN D. ONG
Age 63
Director since 1997, nominee for director

Mr. Ong retired as Chairman of the Board of the BF Goodrich Company in July 1997. He received his B.A. and M.A. degrees from Ohio State University and his LL.B. degree from Harvard Law School. He joined the BF Goodrich Company in 1961 as assistant counsel. He was elected Executive Vice President and a Director in June 1973, Vice Chairman of the Board in April 1974, President in April 1975 and became Chairman of the Board and Chief Executive Officer in July 1979. He relinquished the title of Chief Executive Officer in

December 1996 and retired as Chairman of the Board in July 1997. He is also a director of Ameritech Corporation, ASARCO Incorporated, Cooper Industries, Inc., The Geon Company, the Kroger Co. and TRW Inc. In addition, he is a senior member of the Conference Board and a member of The Business Council. Mr. Ong is also a trustee of the University of Chicago and the John S. and James L. Knight Foundation, and chairman of The Musical Arts Association (The Cleveland Orchestra).

DIRECTORS WHOSE TERMS EXPIRE IN 1998

JERRY A. COOPER
Age 58
Director since 1992

Mr. Cooper has served as President and Chief Executive Officer of the Company since 1992. From 1990 until joining the Company in 1992, Mr. Cooper was President and Chief Executive Officer of Bettcher Manufacturing Corporation. Bettcher is a metal forming company serving various industries, located in Cleveland, Ohio. From 1977 until 1990, he was President and General Manager of Mather Seal Company, located in Milan, Michigan. Mather Seal is a manufacturer of Teflon(TM) seals and specialty products for industry, and is a subsidiary of Federal-Mogul Corporation.

RICHARD W. LOCK
Age 65
Director since 1989

Mr. Lock has been the managing director of Magnus Associates since 1989. Magnus Associates is a management consulting firm located in Sylvania, Ohio. Mr. Lock served as Vice President and Treasurer of Owens-Illinois, Inc. from 1984 until 1988. Mr. Lock began his career with Owens-Illinois in 1962, and served in various capacities including Director of Corporate Planning, Director of Corporate Systems, and General Manager of an operating division. He is also a director of Fremont Plastics, Inc. and Northwest Ohio Venture Associates.

DIRECTORS WHOSE TERMS EXPIRE IN 1999

THOMAS H. ROULSTON II
Age 64
Director since 1990

Mr. Roulston has served as Chairman of the Board of the Company since 1990. Mr. Roulston has been the Chairman of the Board of Roulston & Company, Inc. since 1990, and served as President of Roulston & Company, Inc. from 1963 until 1990. Roulston & Company, Inc. is a registered investment advisor located in Cleveland, Ohio. He is also a director of American Stone Industries, Inc., Continental Managed Pharmacy Services, Inc., Ramwear, Inc., MJM Industries, Inc., University Club of Cleveland and R.B. Mfg. Co.

SCOTT D. ROULSTON
Age 40
Director since 1990

Mr. Roulston has been the President, Chief Executive Officer and a director of Roulston & Company, Inc. since 1990, and served as Senior Vice President of Roulston & Company, Inc. from 1986 until 1990. Mr. Roulston was also the President of Topwatch Corporation, a management consulting firm, from 1982 until 1990.

COMMITTEES OF THE BOARD OF DIRECTORS

The Audit Committee, established in 1990 and consisting entirely of nonemployee directors, met three times in fiscal 1997. The committee reviews external and internal audit plans and activities, reviews the Company's annual financial statements and reviews the Company's system of internal and financial controls. The committee also approves all significant fees for audit, audit-related and nonaudit services provided by the independent auditors and recommends the annual selection of independent auditors to the Board. Members of the audit committee are Richard W. Lock (chairman), George H. Lewis III and James E. Heighway.

The Compensation Committee, established in 1990 and consisting entirely of nonemployee directors, met four times in fiscal 1997. The committee administers the incentive, benefit and stock option plans of the Company and its subsidiaries, approves changes in senior executive compensation and recommends changes in the Company's incentive, benefit and stock option plans to the Board. The committee also recommends the retainer and attendance fees for nonemployee directors. Members of the compensation committee are Scott D. Roulston (chairman), James E. Heighway and Hector R. Ortino.

The Executive Committee, established in 1992 and consisting of a majority of nonemployee directors, met one time in fiscal 1997. The committee acts upon matters requiring Board action during the intervals between Board meetings and includes all the functions of the Board of Directors other than the filling of vacancies in the Board of Directors or in any of its committees. Members of the executive committee are Thomas H. Roulston II (chairman), Jerry A. Cooper, Richard W. Lock and Scott D. Roulston.

The Investment Committee, established in 1993 and consisting entirely of nonemployee directors, met one time in fiscal 1997. The committee provides guidance to the administrator and trustees of the defined benefit pension plan of the Company's Defiance Precision Products, Inc. subsidiary, including setting investment guidelines, defining investment mix, selecting fund managers and monitoring fund managers' performance. Members of the investment committee are James E. Heighway (chairman), Richard W. Lock and George H. Lewis III.

The Nominating Committee, established in 1990 and consisting entirely of nonemployee directors, met two times in fiscal 1997. The committee recommends candidates for Board and Board Committee membership. Members of the nominating committee are Thomas H. Roulston II (chairman), George H. Lewis III and Scott D. Roulston.

ATTENDANCE AT MEETINGS

The Board of Directors of the Company met five times during fiscal 1997. During fiscal 1997 each director attended at least 75 percent of the meetings of the Board of Directors and any Committee of the Board of Directors on which he served.

COMPENSATION OF DIRECTORS

No directors' fees are paid to directors who are employees of the Company or any of its subsidiaries. Nonemployee directors, other than the Chairman, receive an annual fee of $12,000 and a meeting fee of $1,000 for each Board meeting attended. The Chairman receives an annual fee of $18,000 and a meeting fee of $1,500 for each Board meeting attended. Nonemployee directors also receive a meeting fee of $800 for each committee meeting attended, except the committee chairman, who receives a meeting fee of $1,100 for each committee meeting attended. All directors are reimbursed for reasonable out of pocket expenses incurred in connection with their services as directors. Each nonemployee director also receives a nondiscretionary automatic grant of nonqualified options to purchase 2,000 shares of Common Stock pursuant to the 1994 Nonemployee Director Stock Option Plan upon becoming a director of the Company and thereafter on July 1 of each year of continuing service with an option exercise price equal to the fair market value of the underlying Common Stock on the date of grant.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Mr. Scott D. Roulston is the son of Mr. Thomas H. Roulston II. Otherwise, no director or nominee for director has any family relationship to any other director or nominee for director of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Members of the compensation committee are all nonemployee directors who have never been officers or employees of the Company or any of its subsidiaries.

Roulston & Company, Inc., of which Mr. Thomas H. Roulston II is Chairman of the Board and Mr. Scott D. Roulston is President, managed an average of 62% of the assets of the defined benefit pension plan of the Company's Defiance Precision Products, Inc. subsidiary during fiscal 1997, for which it received fees of approximately $44,000. It is anticipated that Roulston & Company, Inc. will continue to provide these services during the fiscal year ended June 30, 1998 ("fiscal 1998").

NOMINATION OF DIRECTORS

The Board of Directors considers suitable candidates for membership on the Board from time to time. The Nominating Committee of the Board of Directors will consider nominees recommended by stockholders. Stockholders wishing to submit a recommendation should write to the Nominating Committee in care of Mr. Thomas H. Roulston II, Chairman of the Board, Defiance, Inc., 1111 Chester Avenue, Suite #750, Cleveland, OH 44114.

                             COMMON STOCK OWNERSHIP

BENEFICIAL OWNERSHIP OF FIVE PERCENT OR GREATER SHAREHOLDERS

The following table sets forth beneficial owners known to the Company of five percent or more of the Company's outstanding Common Stock as of August 22, 1997.

                                           NUMBER OF
                                             SHARES        PERCENT
           NAME AND ADDRESS               BENEFICIALLY     OF TOTAL
         OF BENEFICIAL OWNER                 OWNED          SHARES
--------------------------------------    ------------     --------
Wellington Management Co. LLP (1)            630,500          9.8%
75 State Street
Boston, MA 02109
Jerry A. Cooper (2)                          499,079          7.6%
1111 Chester Avenue, Suite #750
Cleveland, OH 44114
First Manhattan Co. (3)                      411,325          6.4%
437 Madison Avenue
New York, NY 10022
Dimensional Fund Advisors, Inc. (4)          353,400          5.5%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

---------------

1. Based upon Schedule 13-G filed by Wellington Management Co. LLP ("Wellington") as of December 31, 1996 with the Securities and Exchange Commission in its capacity as an Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940. The schedule indicated that Wellington had sole voting power with respect to no shares, shared voting power with respect to 385,500 shares, sole dispositive power with respect to no shares and shared dispositive power with respect to 630,500 shares.

2. Mr. Cooper is a director and executive officer of the Company. Please refer to the table regarding directors, nominees for director and executive officers for ownership detail.

3. Based upon Schedule 13-G filed by First Manhattan Co. ("First Manhattan") as of December 31, 1996 with the Securities and Exchange Commission in its capacity as a Broker or Dealer registered under Section 15 of the Securities Exchange Act of 1934 and an Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940. The schedule indicated that First Manhattan had sole voting power with respect to 34,500 shares, shared voting power with respect to 359,275 shares, sole dispositive power with respect to 33,000 shares and shared dispositive power with respect to 376,825 shares. Includes 4,500 shares owned by family members of general partners of First Manhattan. First Manhattan disclaims dispositive power as to 3,000 of such shares and beneficial ownership as to 1,500 of such shares.

4. Based upon Schedule 13-G filed by Dimensional Fund Advisors, Inc. ("Dimensional") as of June 30, 1997 with the Securities and Exchange Commission. Dimensional is a registered investment advisor, is deemed to have beneficial ownership of 353,400 common shares of the Company as of June 30, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. The schedule indicated that Dimensional had sole voting power with respect to 225,300 shares, shared voting power with respect to no shares, sole dispositive power with respect to 353,400 shares and shared dispositive power with respect to no shares. Persons who are officers of Dimensional Fund Advisors, Inc. also serve as officers of DFA Investment Dimensions Group, Inc. (the "Fund") and the DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacity as officers of the Fund and the Trust, these persons vote 65,800 additional shares which are owned by the Fund and 62,300 shares which are owned by the Trust (both included in sole dispositive power above).

BENEFICIAL OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of Common Stock beneficially owned by each director, nominee for director and executive officer of the Company as of August 22, 1997. All shares shown in the table reflect sole voting and investment power unless otherwise indicated.

                                                             ADDITIONAL
                                                            SHARES DEEMED                  PERCENT
                                DIRECTLY     INDIRECTLY     BENEFICIALLY       TOTAL       OF TOTAL
       BENEFICIAL OWNER           HELD          HELD          OWNED (1)       SHARES      SHARES(2)
------------------------------  --------     ----------     -------------     -------     ----------
Jerry A. Cooper (3)...........   376,650       14,900          107,529        499,079         7.6%
Thomas H. Roulston II (4).....   117,613       53,273            4,000        174,886         2.7%
Michael J. Meier..............     3,138                        23,119         26,257         0.4%
Scott D. Roulston.............     8,888                         4,000         12,888         0.2%
George H. Lewis III...........     5,000                         4,000          9,000         0.1%
James E. Heighway (5).........     3.000        1,000            4,000          8,000         0.1%
Richard W. Lock...............     4,000                         4,000          8,000         0.1%
Hector R. Ortino (6)..........     1,700        1,000            4,000          6,700         0.1%
James L. Treece...............     3,300                         2,333          5,633         0.1%
John D. Ong...................                                                      0         0.0%
Carl A. Rispoli...............                                                      0         0.0%
                                 -------       ------          -------        -------        ----
All directors, nominees, and
  executive officers as a
  group (11 persons)..........   523,289       70,173          156,981        750,443        11.4%

---------------

(1) Shares subject to options exercisable within 60 days following August 22, 1997.

(2) Based on 6,416,896 shares of Common Stock outstanding on August 22, 1997, adjusted for shares subject to options exercisable within 60 days following August 22, 1997 held either by the named individuals or by the group as a whole.

(3) Indirect holdings include 14,900 shares held by Mr. Cooper's wife. Mr. Cooper disclaims beneficial ownership in these shares.

(4) Indirect holdings include 53,273 shares held by Mr. Roulston's wife. Mr. Roulston disclaims beneficial ownership in these shares.

(5) Indirect holdings include 1,000 shares held by a trust for Mr. Heighway's granddaughter of which Mr. Heighway is the trustee.

(6) Indirect holdings include 1,000 shares held by Mr. Ortino's wife. Mr. Ortino disclaims beneficial ownership in these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and greater than ten percent stockholders to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"), and to furnish the Company with copies of all such filings. Based solely on its review of copies of these reports furnished to the Company and, where applicable, any written representation that no reports were required, the Company believes during fiscal 1997 all Section 16(a) filing requirements were met.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation during each of the Company's last three fiscal years for the Company's Chief Executive Officer and other executive officers whose annual salary and bonus exceeded $100,000 during fiscal 1997 (collectively, the "Named Executive Officers").

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                   ANNUAL COMPENSATION                   AWARDS
                                       -------------------------------------------    ------------
                                                                     OTHER ANNUAL      SECURITIES       ALL OTHER
                                                                     COMPENSATION      UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR     SALARY($)     BONUS($)(1)        ($)(2)         OPTIONS(#)         ($)(3)
----------------------------  -----    ---------     -----------     -------------    ------------     ------------
Jerry A. Cooper.............   1997     262,500        157,763            --                  0           74,374
  President and CEO            1996     262,500        135,135            --             37,048           89,408
                               1995     250,000        250,000            --             37,034           81,528
Michael J. Meier............   1997     129,000         35,909            --             10,000           15,647
  VP-Finance, CFO,             1996     125,500         28,414            --              9,000            7,768
  Secretary, Treasurer         1995     119,137         50,400            --              9,486            6,591

---------------

(1) Based on service during the fiscal years indicated, though not paid until after the fiscal year.

(2) The value of perquisites and other personal benefits for each Named Executive Officer in each year was less than reporting thresholds established by the SEC.

(3) Includes Company contributions to a 401(k) plan, life insurance premiums, long-term disability insurance premiums, and Company contributions to the Defiance, Inc. Supplemental Executive Retirement Plan ("SERP") and the Defiance, Inc. Supplemental Savings and Deferred Compensation Plan ("SSDCP") as follows:

                                                         LIFE       LONG-TERM
                                        401(k) PLAN    INSURANCE    DISABILITY    SERP     SSDCP     TOTAL
                                        -----------    ---------    ---------    -------   ------    ------
    Mr. Cooper:
      1997............................     7,000         5,010        6,148       47,716    8,500    74,374
      1996............................     7,388         4,170        6,148       60,000   11,702    89,408
      1995............................     9,517         3,750        6,148       55,680    6,433    81,528
    Mr. Meier:
      1997............................     4,830           284                     9,265    1,268    15,647
      1996............................     6,284           273                              1,211     7,768
      1995............................     5,552           247                                792     6,591

The SERP was adopted during fiscal 1995 to provide retirement benefits on a nonqualified basis for certain key executives. This is an unfunded plan, the obligations of which are to be paid out of the general funds of the Company. Under this plan, the Company sets aside a percentage of each participant's salary and bonus earned for the fiscal year (nine to twelve percent for the CEO and six to eight percent for all other participants, based upon the participant's age) in an account in the name of the participant the following fiscal year. This plan was adopted retroactive to April 1, 1992 for the CEO (his date of hire) and effective July 1, 1995 for all other participants. Partial vesting begins after five years of service, with full vesting after ten years of service or at retirement. Interest is accrued annually at the percentage change in the Consumer Price Index.

Under the SSDCP, also adopted during fiscal 1995, an amount equal to the difference between the amount that would have been allocated to a participant's 401(k) account as Company contributions, in the absence of legislation limiting such allocations, and the amount actually allocated is added to the participant's account. Partial vesting begins after two years of service, with full vesting after six years of service or retirement. Interest is accrued annually at the Company's long-term borrowing rate.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information concerning options granted under the 1989 Stock Option Plan during fiscal 1997 to each of the Named Executive Officers.

                                                                                            POTENTIAL
                                                                                         REALIZABLE VALUE
                                             INDIVIDUAL GRANTS                          AT ASSUMED ANNUAL
                         ----------------------------------------------------------       RATES OF STOCK
                         NUMBER OF        % OF TOTAL       EXERCISE                     PRICE APPRECIATION
                         SECURITIES        OPTIONS          OR BASE                      FOR OPTION TERM
                         UNDERLYING       GRANTED TO         PRICE                             (2)
                          OPTIONS         EMPLOYEES        ($/SHARE)     EXPIRATION     ------------------
         NAME             GRANTED       IN FISCAL YEAR        (1)           DATE        5% ($)     10% ($)
-----------------------  ----------     --------------     ---------     ----------     ------     -------
Jerry A. Cooper........         0
Michael J. Meier.......    10,000            41.7%          $ 6.375       1/22/2007     40,092     101,601

---------------

(1) Exercise prices are equal to the fair market value of the Company's Common Stock on the date of grant. These options become exercisable as follows: one-third one year after the date of grant, one-third two years after the date of grant and one-third three years after the date of grant.

(2) The potential realizable value of each grant of options assuming that the market price of the Company's Common Stock from the date of grant to the end of the option term (ten years) appreciates at an annualized rate of 5% and 10%. These assumed rates have been suggested by the SEC and are not intended to forecast actual future stock prices. No gain to the optionee is possible without an increase in stock price, which will also benefit all stockholders.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUES

The following table summarizes options which were granted under the 1989 Stock Option Plan which were exercised during fiscal 1997 and presents the value of unexercised options held by each of the Named Executive Officers at fiscal year end.

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED
                      SHARES                             OPTIONS                   IN-THE-MONEY OPTIONS
                     ACQUIRED       VALUE         AT FISCAL YEAR-END (#)        AT FISCAL YEAR-END ($) (1)
                    ON EXERCISE    REALIZED    ----------------------------    ----------------------------
       NAME             (#)          ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
------------------  -----------    --------    -----------    -------------    -----------    -------------
Jerry A. Cooper...    300,000      911,111        95,179          24,699(2)      148,493          37,048
Michael J.
  Meier...........          0            0        20,119          16,000(3)       31,133          25,250

---------------

(1) The value of unexercised options represents the difference between the closing price of the Company's Common Stock on June 30, 1997 of $8.00 per share and the exercise price of the option, multiplied by the number of underlying shares.

(2) 12,350 option shares are exercisable commencing July 1, 1997.

(3) 3,000 option shares are exercisable commencing July 1, 1997.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

The Company does not have any long-term incentive plans other than the 1989 Stock Option Plan.

PENSION AND RETIREMENT PLANS

Mr. Cooper and Mr. Meier are former participants in a defined benefit pension plan of one of the Company's subsidiaries. This plan was terminated in January 1997 and the present value of each participant's lump-sum benefit was calculated and distributed. Mr. Cooper received $10,644 and Mr. Meier received $7,736. Each of them rolled over these distributions into their individual accounts in the Company's 401(k) plan.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company has an agreement with Mr. Cooper to enter into a post-termination obligation to consult and not to compete with the Company for one year if employment is terminated for reasons other than cause or as the result of a change in control of the Company. In addition, the Company has agreements with Mr. Cooper and Mr. Meier that provide for continuation of base salary, incentive compensation and benefits for two years in the event employment is terminated as the result of a change in control of the Company, after any consulting and non-compete agreements have been satisfied.

For purposes of the above, a change in control will be considered to have occurred if, as the result of a tender or exchange offer, merger, consolidation, sale of assets or contested election, the persons comprising a majority of the Company's Board of Directors cease to constitute a majority of the Board membership.

FIVE-YEAR STOCK PERFORMANCE GRAPH

The following graph compares the five-year cumulative total return of the Company's Common Stock to that of two published indices: one a major market index and the other an industry index. The Company has chosen the Nasdaq U.S. Stock Market Index ("Nasdaq") as the major market index and the Dow Jones Other Automobile Parts Index ("Auto parts") as the industry index. It is assumed that the value of the investment in Defiance, Inc. Common Stock and each index was $100 on June 30, 1992 and that all dividends were reinvested.

      MEASUREMENT PERIOD                                           DEFIANCE,
    (FISCAL YEAR COVERED)           NASDAQ        AUTO PARTS         INC.
6/30/92                             $100            $100             $100
6/30/93                             $126            $127             $243
6/30/94                             $127            $128             $248
6/30/95                             $169            $145             $251
6/30/96                             $218            $169             $242
6/30/97                             $265            $205             $319

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

The Compensation Committee (the "Committee") consists entirely of nonemployee directors who have never been employed by the Company or any of its subsidiaries. The Committee formulates overall Company compensation philosophy and related policies, administers and recommends appropriate modifications regarding annual and long-term executive incentive plans and benefits provided to officers and other senior executives and approves annual compensation changes and awards to this group.

In its development of compensation policies, plan changes and the determination of all awards to Company officers, the Committee takes into account a number of internal and external factors and criteria as well as a variety of independent data and information sources, including published executive compensation studies, an executive compensation study performed specifically for the Committee by a consulting firm which is updated annually, the Company's strategic financial goals and an overall executive compensation plan initially developed in 1992 and revised in 1997. The Committee's objective is to provide the Company's executive team with a competitive yet highly motivational, performance-oriented total compensation plan that fosters executive identification with ownership objectives and is consistent with and maximizes the financial interests of the Company's stockholders.

The Committee does not believe that the limitation on the tax deductibility of executive compensation in excess of one million dollars under Code Section 162(m) will affect the Company during fiscal 1998 because taxable compensation for any of the named executives is not anticipated to exceed one million dollars. Therefore, the Committee does not recommend any changes to the Company's incentive plans at this time for shareholder approval.

BASE SALARIES

The Committee's approach to the determination of officer base salaries is that they be generally competitive with prevailing market medians paid by companies of similar size and industry for each respective position, commensurate with the incumbent's level of experience and performance within the scope of his/her responsibilities. Existing levels of incumbent base compensation as well as inflationary salary structure increases also receive consideration regarding any adjustment decisions.

Further, base salary levels and ranges (which have been established for each officer position and include a minimum, midpoint, and maximum salary) are considered relative to the total market compensation determined for each officer position. Total compensation should strike an optimal balance between base salary, or the "fixed" element of direct compensation, and incentive, or "at risk" (contingent) compensation, with significant emphasis placed upon at risk incentive compensation within the total direct compensation package of Company officers.

ANNUAL INCENTIVES (BONUS)

The Company's Annual Incentive (Bonus) Plan identifies a percentage of base salary as a "Target" annual incentive amount for each officer. This amount is based upon current executive compensation survey data and can be earned by the achievement of predetermined corporate and, as appropriate for less senior officers, departmental objectives. In addition to a Target percentage of base salary that can be earned based upon the achievement of predetermined annual objectives, "Threshold" and "Maximum" performance levels directly and respectively correlate with minimum and maximum annual incentive amounts for each officer position. Substantial upside incentive income potential is awarded for achievement in excess of Target and substantial downside incentive income reduction is required for achievements that fail to reach Target levels.

The failure of an officer or other executive to attain the Threshold level of achievement results in no bonus payment and the Maximum bonus percentage for each position protects the Company from the prospect of paying windfall incentive amounts for the achievement of performance levels that are unexpectedly high or aberrant in nature.

After Tax Return on Average Equity ("ROE") represented the sole objective for determining the Chief Executive Officer's ("CEO") annual bonus through fiscal 1997. In fiscal 1997 and for fiscal 1998, "Threshold" ROE is 11.0%, "Target" ROE is 16.0% and "Maximum" ROE is 19.5%. Effective fiscal 1998, ROE will comprise 80%
of the CEO's annual bonus, with the attainment of specific goals representing the remaining 20%. These goals will be determined on an annual basis with the CEO by the Board of Directors. The rationale behind using ROE for the incentive plan of the CEO is that this officer, by the nature of his position, is in the most advantageous position to impact the Company's ability to achieve this key measure of overall corporate performance and, thereby, enhance stockholder value. Performance criteria with respect to other officers and key executives include corporate ROE along with achievement of certain pre-agreed upon subsidiary or department financial and task-oriented goals, weighted differently in each individual circumstance.

LONG-TERM INCENTIVES

The Company's Long-Term Incentive Plan is the Defiance, Inc. 1989 Stock Option Plan, under which the Committee may grant stock options to executive officers and other key executives. For options granted through fiscal 1997, the number of option shares granted for the corporate CEO, corporate CFO and subsidiary presidents were determined by taking into account the executive's bonus earned in that fiscal year and dividing it by an assigned option value computed using the Black-Scholes method. Options granted through fiscal 1997 vested over a three-year period.

Effective fiscal 1998, the number of option shares granted to this group are determined by multiplying the officer's established midpoint annual base salary by a predetermined percentage for each position (67% for the CEO and ranging from 29% to 40% for the other officers), and dividing this product by an assigned option value computed using the Black-Scholes method. In addition, effective fiscal 1998 all options granted will vest over a four-year period. This approach accentuates to these executives the importance of achieving those objectives that contribute to the interest of the stockholders by focusing on a longer time frame relative to stock price performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

The base salary, annual incentive and long-term incentive awards of Mr. Jerry A. Cooper, the CEO, are adjusted and granted according to the provisions outlined above. During fiscal 1997 the Company exceeded Threshold ROE.

Mr. Cooper's base salary was increased 5.0% effective July 1, 1997 and is now annualized at $275,625, which is below the fiscal 1998 midpoint for his position. Based upon exceeding Threshold ROE, he was awarded an Annual Incentive (Bonus) of $157,763 and was granted options to purchase 34,400 common shares at $8.00 per share. The Annual Incentive award and stock option grants were both made in fiscal 1998 and the stock options vest over a four-year period.

Respectfully submitted,

Scott D. Roulston, Chairman
James E. Heighway
Hector R. Ortino

                            INDEPENDENT ACCOUNTANTS

The firm of Ernst & Young LLP served as independent accountants for the Company for fiscal 1997, and have been named as such for fiscal 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

                            EXPENSES OF SOLICITATION

The Company expects to solicit proxies primarily by mail, but directors, officers and employees of the Company may also solicit proxies in person or by telephone. All reasonable expenses in connection with the solicitation of proxies will be borne by the Company. The Company will make arrangements for the forwarding, at the Company's expense, of soliciting materials by brokers, nominees, fiduciaries and other custodians to their principals.

In addition, the Company has retained, at an estimated cost of $3,500 plus reasonable outside expenses, Morrow & Co., Inc., a firm specializing in proxy solicitation, to assist the Company in the solicitation of proxies by telephonic or written means on behalf of the Board of Directors and the mailing and distribution of proxy material.

                            STOCKHOLDERS' PROPOSALS

Stockholder proposals to be presented at the 1998 Annual Meeting must be received by the Corporate Secretary for inclusion in the Company's proxy statement and form of proxy by May 20, 1998.

                                 OTHER MATTERS

As of the date of this proxy statement, the management of the Company has no knowledge of any matters to be presented for consideration at the meeting other than those referred to above. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy to the extent entitled according to their best judgment.

By order of the Board of Directors,

Michael J. Meier
Secretary
September 17, 1997

                                 DEFIANCE, INC.

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS


The undersigned hereby appoints Thomas H. Roulston II, Michael J. Meier, or either of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Defiance, Inc. (the "Company") to be held on October 24, 1997 at 1:30 p.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN ITEM 1.


[X]  Please mark your votes as in this example

Item 1.    Election of Directors.

                                                        VOTE
           Nominees for a three-year term:   FOR      WITHHELD
                 James E. Heighway           [ ]         [ ]
                 George H. Lewis III         [ ]         [ ]
                 John D. Ong                 [ ]         [ ]

Item 2. In their discretion, upon such other matters as may properly come before the meeting, all in accordance with the accompanying Notice and Proxy Statement, receipt of which is acknowledged.

Please sign, date and return promptly in the enclosed envelope. Sign exactly as name(s) appears on this proxy, including where proper, official position or representative capacity.

Signature                                         Date
         -----------------------------------          ---------------------

Signature                                         Date
         -----------------------------------          ---------------------
         (if held jointly)